UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

(Amendment No.   )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

KALA BIO, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

KALA

BIO

KALA BIO, INC.,

1167 Massachusetts Avenue

Arlington, Massachusetts 02476

(781) 996-5252

SUPPLEMENT TO KALA BIO’S PROXY STATEMENT

FOR THE 2025 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JANUARY 30, 2026

Explanatory Note:

On December 30, 2025, Kala Bio, Inc. (the “Company”) filed its Definitive Proxy Statement for its 2025 Annual Meeting of Stockholders to be held on January 30, 2026 (the “Proxy Statement”). This supplement (the “Supplement”) is being filed to update the Proxy Statement to: (i) describe two related party transactions entered into on December 30, 2025 with Baker Bros. Advisors LP (“Baker Bros.”) and LifeSci Capital LLC (“LifeSci”), respectively, and (ii) update the number of shares of Common Stock outstanding as of December 30, 2025. Except as specifically supplemented or updated herein, this filing does not modify or update other disclosures in the Proxy Statement and does not reflect events occurring after the date of the Proxy Statement.

Related Party Transactions

On December 30, 2025, the Company entered into a settlement agreement with Baker Bros. pursuant to which the Company agreed to issue 900,000 shares of its Common Stock to resolve certain claims relating to participation rights under prior financing arrangements (the “Baker Settlement”). In connection with the Baker Settlement, the Company and Baker Bros. also entered into a voting agreement pursuant to which Baker Bros. granted an irrevocable proxy in favor of the Company to vote the settlement shares and other specified shares in line with the Company’s Board of Directors’ recommendations for a period of six months. As a result of the Baker Settlement, Baker Bros. beneficially owned 5,407,359 shares of Common Stock as of December 30, 2025.

On December 30, 2025, the Company also entered into a settlement agreement with LifeSci under which the Company agreed to issue 2,200,000 shares of Common Stock to settle certain payment obligations for financial advisory services.

Outstanding Shares as of Record Date

The Proxy Statement stated that there were 23,249,725 shares of the Company’s Common Stock outstanding as of December 30, 2025. This is updated to state that, based on the issuances described above and additional private issuances on December 30, 2025, the Company had 27,849,725 shares of Common Stock outstanding as of December 30, 2025, the record date for the annual meeting.

Important Information and Where You Can Find It

This Supplement may be deemed to be solicitation material in respect of votes of stockholders to approve the matters to be voted on as described in the Proxy Statement. In connection with the matters to be voted on, the Company filed the Proxy Statement, which is available at the SEC’s website (http://www.sec.gov) and has been sent to the stockholders of the Company. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE MATTERS DESCRIBED IN THE PROXY STATEMENT. Investors and security holders will be able to obtain a free copy of the Proxy Statement, as well as other relevant documents filed with the SEC containing information about the Company, without charge, at the SEC’s website (http://www.sec.gov). Copies of documents filed with the SEC can also be obtained, without charge, by directing a request to the Company’s Investor Relations department at (781) 996-5252.

Participants in the Solicitation of Proxies in Connection with Financing

The Company and certain of its respective directors, executive officers and employees may be deemed under the rules of the SEC to be participants in the solicitation of proxies with respect to the stockholder approvals. Information regarding the Company directors and officers is available in the Proxy Statement. Additional information is contained in the Proxy Statement and other relevant materials to be filed by the Company with the SEC. Free copies of these documents, when available, may be obtained as described in the preceding paragraph.